INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Stifel
Financial Corp. Amended and Restated 1997 Incentive Stock
Plan of our report dated March 5, 1999, appearing in and incorporated by reference in the Annual Report on Form
10-K of Stifel Financial Corp.for the year ended December
31, 1998

/S/Deloitte & Touche LLP


August 6, 1999
St. Louis, Missouri